Exhibit 99.1

Spire Global Announces Third Quarter 2021 Results

Company Reaffirms Revenue, ARR Guidance for 2021

VIENNA, VA (November 10, 2021) – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”) a leading provider of space-based data, analytics and space services, today announced results for its quarter ended September 30, 2021.

“Spire performed well during the quarter, as we continued to make solid progress on our fiscal 2021 plan and a number of our strategic initiatives,” said Peter Platzer, Spire’s CEO. “We reached a new record for the number of ARR customers under contract, we signed several new and significant Weather contracts, and we further advanced our technology with the launch of two new optical ISL satellites that will enhance our offering. Additionally, we signed a definitive agreement to acquire exactEarth, a leader in maritime data with a team that has deep domain expertise. We expect the transaction would bring quite meaningful ARR as well as 150 new customers to whom we can offer additional Spire products and services.”

“We continue to deliver solid growth in revenue, ARR and ARR Solutions Customers by relentlessly executing on our four growth pillars. Our technology leadership delivers innovative solutions that position us well for continued capture of market share,” said Thomas Krywe, Spire’s CFO.

Today, Spire already serves over 200 ARR customers with its fully deployed constellation of low earth multi-use receiver (LEMUR) nanosatellites and 31 ground stations positioned around the globe, processing, and shipping to customers terabytes of data, every single day.

Third Quarter 2021 Highlights

Financial:

•	Revenue was $9.6 million during the three months ended September 30, 2021, an increase of 33% from the three months ended September 30, 2020

•	ARR grew 51% year-over-year to $45.2 million

•	Spire had 225 ARR Solution Customers under contract, a 69% increase year-over-year

Business:

•	Spire completed the merger with NavSight Holdings on August 16, 2021 and received $237 million in net proceeds.

•

Spire signed a definitive agreement to acquire exactEarth, a leading provider of global maritime data. With this acquisition, Spire would strengthen its leadership in the Maritime data and analytics segment, adding up to 150 new customers and meaningful ARR.

•

Signed a number of significant new contracts for its Weather solution, including with EUMETSAT (European Organization for the Exploitation of Meteorological Satellites) and NOAA (National Oceanic and Atmospheric Administration). This data improves our customers’ weather prediction products that serve almost a billion people in countries that represent nearly half of the world’s GDP.

•	Achieved ARR growth across each of Spire’s four solutions – Maritime, Aviation, Weather and Space Services – with the highest growth coming from Weather and Space Services.

Technology:

•

Spire launched two LEMUR nanosatellites with new optical ISL (inter-satellite links) capabilities. We successfully completed the first stage of our testing program and look forward to rolling out the technology in 2022 and 2023. Optical Intersatellite Links are a cutting-edge technology, creating a mesh-like network of satellites, delivering lower latency and more secure data to customers.

•	Spire’s constellation increased its data production by around 66% for Weather Data, producing over 20,000 RO profiles per day, more than all other major satellites of the world combined.

Financial Outlook

Spire is providing guidance for its fiscal fourth quarter ending December 31, 2021, as follows:

•	Revenue between $11.6 million and $13.6 million

•	Non-GAAP gross profit between $6.8 million and $8.8 million

•	Non-GAAP operating loss between $15.9 million and $11.8 million

•	EBITDA between negative $15.4 million and negative $12.4 million

•	Adjusted EBITDA between negative $13.3 million and $10.3 million

•	Non-GAAP loss per share between negative $0.14 and $0.11 based on basic weighted average shares of approximately 133.7 million

Spire is reiterating its fiscal year ending December 31, 2021 guidance for revenue, non-GAAP operating loss, ARR, and ARR Solutions customers. As a consequence of higher than anticipated expenses associated with the NavSight merger, public company costs and the decision to accelerate certain investments into technology and business growth, we are lowering guidance for non-GAAP gross profit, EBITDA and adjusted EBITDA.

Spire is providing guidance for its fiscal year ending December 31, 2021, as follows:

•	Revenue between $40.0 million and $42.0 million

•	ARR between $48.4 million and $52.0 million

•	ARR Solution Customers to range between 240 to 252

•	Non-GAAP gross profit between $22.9 million and $24.9 million

•	Non-GAAP operating loss between $48.5 million and $44.4 million

•	EBITDA between negative $79.8 million and negative $76.8 million

•	Adjusted EBITDA between negative $40.3 million and $37.3 million

•	Non-GAAP loss per share between negative $0.99 and $0.92 based on basic weighted average shares of approximately 61.7 million

The numbers above exclude any potential impact from the exactEarth transaction that is expected to close late in Q4 or early in Q1 2022. As mentioned in exactEarth’s 3Q 2021 earnings release, their LTM revenue was $18.2 million as of July 31. 2021, and their fiscal YTD year-over-year growth rate was 30.0%.

All forward-looking financial measures contained in this section contain non-GAAP measures. Please see Non-GAAP Financial Measures for definitions. Spire has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables included in this press release for its third quarter of 2020 and 2021.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating loss, EBITDA, Adjusted EBITDA and non-GAAP loss per share. Spire’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating its ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Spire excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to Spire’s. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in Spire’s financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Spire’s financial information in its entirety and not rely on a single financial measure.

Spire adjusts the following items from one or more of its non-GAAP financial measures:

Loss on satellite deorbit and launch failure. Spire excludes loss on satellite deorbit and launch failure because if there was no loss, the expense would be accounted for as depreciation and would also be excluded as part of its EBITDA calculation.

Change in fair value of warrant liabilities. Spire excludes this as it does not reflect the underlying cash flows or operational results of the business.

Other expense, net. Spire excludes other expense, net because it includes one-time and other items that do not reflect the underlying operational results of the business.

Stock-based compensation. Spire excludes stock-based compensation expenses primarily because they are non-cash expenses that it excludes from its internal management reporting processes. Spire also finds it useful to exclude these expenses when management assesses the appropriate level of various operating expenses and resource allocations when budgeting, planning, and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Stock Compensation, Spire believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between its recurring core business operating results and those of other companies.

Mergers and acquisition related expenses. Spire excludes these expenses as these are associated with transaction costs that are generally one time in nature and not reflective of the underlying operational results of its business.

Other unusual one-time costs. Spire excludes these as these are generally non-recurring items that do not reflect the on-going operational results of its business.

Our non-GAAP measures include:

EBITDA. We define EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense, and plus the provision for (or minus benefit from) income taxes.

Adjusted EBITDA. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted for loss on satellite deorbit and launch failure, change in fair value of warrant liabilities, other income (expense), net, stock- based compensation, mergers and acquisition- related costs and expenses, and other unusual one-time costs. We believe Adjusted EBITDA can be useful in providing an understanding of the underlying operating results and trends and an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements, such as capital expenditures and related depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Other Definitions

Annual Recurring Revenue (ARR). We define ARR as our expected annualized revenue from customers that are under contract with us at the end of the reporting period with a binding and renewable agreement for our subscription solutions, or a customer that has a binding multi-year contract that can range from components of our Space Services solution to a bespoke customer solution. These customers are considered recurring when they have signed a multi-year binding agreement that has a renewable component in the contract or a customer that has multiple contracts that we continue to have under contract over multiple years.

ARR Customers. We define an ARR Customer as an entity that has a contract with us, that is either a binding and renewable agreement for our subscription solutions, or a binding multi-year contract as of the measurement date independent of the number of solutions the entity has under contract. All entities that have customer contracts for data trials are excluded from the calculation of ARR Customers. A single organization with separate subsidiaries, segments, or divisions may represent multiple customers, as we treat each entity that is invoiced separately as an individual customer. In cases where customers subscribe to our platform through our reseller partners, each end customer that meets the above definition is counted separately as an ARR Customer.

ARR Solution Customers. We define an ARR Solution Customer similarly to an ARR Customer, but we count every solution the customer has with us separately. As a result, the count of ARR Solution Customers exceeds the count of ARR Customers in each year as some customers contract with us for multiple solutions. Our multiple solutions customers are those customers that are under contract for at least two of our solutions: Maritime, Aviation, Weather, and Space Services.

Conference Call

Spire will webcast a conference call to discuss the results at 5:00 p.m. Eastern Time today. The webcast is available on Spire’s Investor Relations website at https://ir.spire.com. A replay of the call will be available on the site for three months.

Safe Harbor Statement

The forward-looking statements included in this press release and in the accompanying conference call, including for example, the quotations of management, the statements under the heading “Financial Outlook” above, the information provided in the “Financial Outlook” section of the tables below, statements about the closing and expected benefits of the acquisition of exactEarth, statements about Spire’s strengthening market leadership, expectations of growth of the market for space-based data and the market opportunity for Maritime Data, estimates of future revenues and ARR, including the revenue and ARR of exactEarth, and statements regarding the benefit of ISL technology, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions including from an economic downturn or recession in the United States or in other countries around the world, relative growth of its ARR and revenue, the risk that the acquisition of exactEarth does not close, the failure of the Spire and exactEarth businesses (including personnel) to be integrated successfully after closing, the risk that revenue and adjusted EBITDA accretion or the expansion of Spire’s customer count, ARR, product offerings and solutions will not be realized or realized to the extent anticipated, the ability to maintain the listing of Spire’s securities on the New York Stock Exchange, the ability to address the market opportunity for Space-as-a-Service; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive space data analytics industries, developments in and the duration of the COVID-19 pandemic and the resulting impact on Spire’s business and operations, and the business of its customers and partners, including the economic impact of safety measures to mitigate the impacts of COVID-19, Spire’s potential inability to manage effectively any growth it experiences, Spire’s ability or inability to develop new products and services, and other risks detailed in periodic reports Spire has filed with the Securities and Exchange Commission, including Spire’s Proxy Statement/Prospectus/Information Statement, which was filed with the Securities and Exchange Commission on July 22, 2021 and Spire’s Current Report on Form 8-K, which was filed with the SEC on August 20, 2021. Significant variation from the assumptions underlying Spire’s forward-looking statements could cause its actual results to vary, and the impact could be significant. All forward-looking statements in this press release are based on information available to Spire as of the date hereof. Spire undertakes no obligation, and do not intend, to update the information contained in this press release or the accompanying conference call, except as required by law.

About Spire Global, Inc.

Spire is a leading global provider of space-based data, analytics, and space services, offering access to unique datasets and powerful insights about Earth from the ultimate vantage point so that organizations can make decisions with confidence, accuracy, and speed. Spire uses one of the world’s largest multi-purpose satellite constellations to source hard to acquire, valuable data and enriches it with predictive solutions. Spire then provides this data as a subscription to organizations around the world so they can improve business operations, decrease their environmental footprint, deploy resources for growth and competitive advantage, and mitigate risk. Spire gives commercial and government organizations the competitive advantage they seek to innovate and solve some of the world’s toughest problems with insights from space. Spire has offices in San Francisco, Boulder, Washington DC, Glasgow, Luxembourg, and Singapore. To learn more, visit spire.com.

Financial Results

	Three Months Ended September 30,		Nine Months Ended September 30,

	2021	2020	2021	2020
Revenue	$9,561	$7,184	$28,390	$21,221
Cost of revenue	5,338	2,426	12,393	7,821

Gross profit	4,223	4,758	15,997	13,400

Operating expenses
Research and development	7,804	5,231	21,913	14,585
Sales and marketing	5,574	2,294	14,369	7,082
General and administrative	8,217	3,110	23,507	8,854
Loss on satellite deorbit and launch failure	—	666	—	666

Total operating expenses	21,595	11,301	59,789	31,187

Loss from operations	(17,372)	(6,543)	(43,792)	(17,787)

Other income (expense)
Interest income	4	—	6	45
Interest expense	(2,392)	(1,522)	(8,267)	(4,479)
Change in fair value of warrant liabilities	(13,353)	—	(23,529)	—
Other income (expense), net	681	636	(2,710)	181

Total other expense, net	(15,060)	(886)	(34,500)	(4,253)

Loss before income taxes	(32,432)	(7,429)	(78,292)	(22,040)
Income tax provision	269	195	969	300

Net loss	$(32,701)	$(7,624)	$(79,261)	$(22,340)

Basic and diluted net loss per share	$(0.49)	$(0.43)	$(2.12)	$(1.27)

Weighted-average shares used in computing basic and diluted net loss per share	67,348,269	17,605,469	37,389,424	17,603,874

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	(32,701)	(7,624)	(79,261)	(22,340)
Other comprehensive loss:
Foreign currency translation adjustments	324	(94)	791	30

Comprehensive loss	(32,377)	(7,718)	(78,470)	(22,310)

	September 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$245,770	$15,571
Accounts receivable, net (including allowance for doubtful accounts of $389 and $174 as of September 30, 2021, and December 31,2020, respectively)	6,456	3,738
Contract assets	1,089	853
Restricted cash, current	12,801
Other current assets	10,227	2,112

Total current assets	276,343	22,274
Property and equipment, net	25,855	20,458
Intangible assets, net	—	—
Restricted cash, long-term		—
Other long-term assets	1,365	1,690

Total assets	$303,563	$44,422

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$4,738	$1,775
Accrued wages and benefits	1,865	1,590
Contract liabilities, current portion	10,331	8,110
Warrant liability, current portion	22,582	—
Other accrued expenses	5,967	1,813

Total current liabilities	45,483	13,288
Long-term debt, non-current	45,221	26,645
Earnout consideration	77,131	—
Convertible notes payable, net (including related parties of $0 and $7,498 as of September 30, 2021 and December 31, 2020, respectively)	—	48,631
Deferred income tax liabilities	287	338
Warrant liability	30,770	4,007
Other long-term liabilities	1,382	249

Total liabilities	$200,274	$93,158

Commitments and contingencies (Note 10)
Stockholders’ Deficit
Series A preferred stock	$—	$52,809
Series B preferred stock	—	35,228
Series C preferred stock	—	65,222
Common stock	15	2
Additional paid-in capital	393,872	10,131
Accumulated other comprehensive loss	(191)	(982)
Accumulated deficit	(290,407)	(211,146)

Total stockholders’ deficit	103,289	(48,736)

Total liabilities and stockholders’ deficit	$303,563	$44,422

	Nine Months Ended September 30,
	2021		2020
Cash flows from operating activities
Net loss	$(79,261	) $	(22,340)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	5,615		3,861
Stock-based compensation	6,600		1,451
Accretion on carrying value of convertible notes	2,103		3,333
Amortization of debt issuance costs	2,617		158
Change in fair value of warrant liability	23,529		—
Change in fair value of contingent earnout liability	(1,265)		—
Deferred income tax liabilities	(47)		193
Loss on extinguishment of debt	2,277		—
Loss on impairment of intangible assets	91		—
Changes in operating assets and liabilities:
Accounts receivable	(2,905)		534
Contract assets	(250)		(575)
Other current assets	(7,381)		(492)
Other long-term assets	213		(152)
Accounts payable	1,118		1,182
Accrued wages and benefits	302		734
Contract liabilities	2,416		3,369
Other accrued expenses	1,536		833
Other long-term liabilities	2,684		(509)

Net cash used in operating activities	(40,008)		(8,420)

Cash flows from investing activities
Purchase of property and equipment	(9,309)		(8,240)
Investment in intangible assets	(140)		(67)

Net cash flows from investing activities	(9,449)		(8,307)

Cash flows from financing activities
Proceeds from reverse recapitalization and PIPE financing	264,823		—
Payments of merger costs related to reverse recapitalization	(30,600)		—
Proceeds from long term debt	70,000		7,592
Proceeds from issuance of convertible notes payable	20,000		250
Payments on redemption of long-term debt	(29,628)		(4,500)
Payments of debt issuance costs	(4,293)		(183)
Proceeds from exercise of stock options	1,065		6

Net cash provided by financing activities	291,367		3,165

Effect of foreign currency translation on cash, cash equivalents and restricted cash	1,071		236

Net increase (decrease) in cash, cash equivalents and restricted cash	242,981		(13,325)
Cash, cash equivalents and restricted cash
Beginning of period	15,986		24,531
End of period	$258,967		$11,205

GAAP to Non-GAAP Reconciliations

	Three Months Ended September 30,		Nine Months Ended September 30,

	2021	2020	2021	2020
Gross Profit (GAAP)	4,223	4,758	15,997	13,400
Adjustments:
Exclude stock based compensation	31	9	75	26

Gross Profit (Non-GAAP)	4,254	4,767	16,072	13,426

Research and development (GAAP)	7,804	5,231	21,913	14,585
Adjustments:
Exclude stock based compensation	(590)	(225)	(1,843)	(668)

Research and development (Non-GAAP)	7,214	5,006	20,070	13,917

Sales and marketing (GAAP)	5,574	2,294	14,369	7,082
Adjustments:
Exclude stock based compensation	(550)	(74)	(1,278)	(219)

Research and development (Non-GAAP)	5,024	2,220	13,091	6,863

General and administrative (GAAP)	8,217	3,110	23,507	8,854
Adjustments:
Exclude stock based compensation	(928)	(223)	(3,404)	(538)
Exclude merger and acquisition related expenses	(1,660)	—	(4,244)	—
Exclude other unusual one-time costs	—	—	(387)	—

General and administrative (Non-GAAP)	5,629	2,887	15,472	8,316

Loss on satellite deorbit and launch failure (GAAP)	—	666	—	666
Adjustments:
Exclude loss on satellite deorbit and launch failure	—	(666)	—	(666)

Loss on satellite deorbit and launch failure (Non-GAAP)	—	—	—	—

Loss from operations (GAAP)	(17,372)	(6,543)	(43,792)	(17,787)
Adjustments:
Exclude stock based compensation	2,099	531	6,600	1,451
Exclude merger and acquisition related expenses	1,660	—	4,244	—
Exclude other unusual one-time costs	—	—	387	—
Exclude loss on satellite deorbit and launch failure	—	666	—	666

Loss from operations (Non-GAAP)	(13,613)	(5,346)	(32,561)	(15,670)

Net Loss (GAAP)	(32,701)	(7,624)	(79,261)	(22,340)
Adjustments:
Exclude stock based compensation	2,099	531	6,600	1,451
Exclude merger and acquisition related expenses	1,660	—	4,244	—
Exclude other unusual one-time costs	—	—	387	—
Exclude loss on satellite deorbit and launch failure	—	666	—	666
Exclude change in fair value of warrant liabilities	13,353	—	23,529	—
Exclude other income (expense), net	(681)	(636)	2,710	(181)

Net Loss (Non-GAAP)	(16,270)	(7,063)	(41,791)	(20,404)

EPS (Non-GAAP)	$(0.24)	$(0.40)	$(1.12)	$(1.16)

Net Loss	$(32,701)	$(7,624)	$(79,261)	$(22,340)
Depreciation and amortization	2,075	1,265	5,615	3,861
Net Interest	2,388	1,522	8,261	4,434
Taxes	269	195	969	300

EBITDA	(27,969)	(4,642)	(64,416)	(13,745)

Loss on satellite deorbit and launch failure	—	666	—	666
Change in fair value of warrant liabilities	13,353	—	23,529	—
Other expense, net(1)	(681)	(636)	2,710	(181)
Stock-based compensation(2)	2,099	531	6,600	1,451
Mergers and acquisition related expenses(3)	1,660	—	4,244	—
Other unusual one-time costs(4)	—	—	387	—

Adjusted EBITDA	$(11,538)	$(4,081)	$(26,946)	$(11,809)

GAAP to Non-GAAP Reconciliations – Q4 2021 and Fiscal Year 2021 Guidance

	Q4’21 Ranges
	Low	High
Revenue	$11,568	$13,568

	Low	High
Gross Profit (GAAP)	$6,797	$8,797
Adjustments
Exclude stock based compensation	31	31

Gross Profit (Non-GAAP)	$6,828	$8,828

	Low	High
Loss from operations (GAAP)	$(18,059)	$(13,959)
Adjustments
Exclude stock based compensation	2,120	2,120
Exclude merger and acquisition related expenses	—	—
Exclude other unusual one-time costs	—	—
Exclude loss on satellite deorbit and launch failure	—

Loss from operations (Non-GAAP)	$(15,939)	$(11,839)

	Low	High
EPS (GAAP)	$(0.16)	$(0.12)
Adjustments:
Exclude stock based compensation	$0.02	$0.02
Exclude merger and acquisition related expenses	$—	$—
Exclude other unusual one-time costs	$—	$—
Exclude loss on satellite deorbit and launch failure	$—	$—
Exclude change in fair value of warrant liabilities	$—	$—
Exclude other expense, net	$—	$—

EPS (Non-GAAP)	$(0.14)	$(0.11)

	Low	High
Net Loss (GAAP)	$(21,090)	$(17,090)
Depreciation and amortization	2,523	1,523
Net Interest	3,033	3,033
Taxes	150	150

EBITDA	$(15,384)	$(12,384)

Loss on satellite deorbit and launch failure	—	—
Change in fair value of warrant liabilities	—	—
Other expense, net(1)	(47)	(47)
Stock-based compensation(2)	2,120	2,120
Mergers and acquisition related expenses(3)	—	—
Other unusual one-time costs(4)	—	—

Adjusted EBITDA	$(13,311)	$(10,311)

	FY 2021 Ranges
	Low	High
Revenue	39,958	41,958

	Low	High
Gross Profit (GAAP)	$22,794	$24,794
Adjustments
Exclude stock based compensation	106	106

Gross Profit (Non-GAAP)	$22,900	$24,900

	Low	High
Loss from operations (GAAP)	$(61,851)	$(57,751)
Adjustments
Exclude stock based compensation	8,720	8,720
Exclude merger and acquisition related expenses	4,244	4,244
Exclude other unusual one-time costs	387	387
Exclude loss on satellite deorbit and launch failure	—	—

Loss from operations (Non-GAAP)	$(48,500)	$(44,400)

	Low	High
EPS (GAAP)	$(1.63)	$(1.56)
Adjustments
Exclude stock based compensation	$0.14	$0.14
Exclude merger and acquisition related expenses	$0.07	$0.07
Exclude other unusual one-time costs	$0.01	$0.01
Exclude loss on satellite deorbit and launch failure	$—	$—
Exclude change in fair value of warrant liabilities	$0.38	$0.38
Exclude other expense, net	$0.04	$0.04

EPS (Non-GAAP)	$(0.99)	$(0.92)

	Low	High
Net Loss (GAAP)	$(100,351)	$(96,351)
Depreciation and amortization	8,137	7,137
Net Interest	11,295	11,295
Taxes	1,119	1,119

EBITDA	$(79,800)	$(76,800)

Loss on satellite deorbit and launch failure	—	—
Change in fair value of warrant liabilities	23,529	23,529
Other expense, net(1)	2,662	2,662
Stock-based compensation(2)	8,720	8,720
Mergers and acquisition related expenses(3)	4,244	4,244
Other unusual one-time costs(4)	387	387

Adjusted EBITDA	$(40,258)	$(37,258)

(1)

Consists primarily of tax credits, grant income, the impact of foreign exchange gains and losses, debt extinguishment net expenses, earnout consideration mark to market adjustments, and sales and local taxes.

(2)	Represents non-cash expenses related to our incentive compensation program.
(3)	Includes merger and acquisition-related costs associated with the Business Combination.
(4)	Includes other IPO market assessment expenses

Contacts

Hillary Yaffe

Head of Communications

Hillary.Yaffe@spire.com

Eileen Askew

NMN Advisors – Investor Relations

Eileen@nmnadvisors.com